As filed with the Securities and Exchange Commission on January 27, 2003

                                                     Registration No. 333-102307

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------

                      LEXINGTON CORPORATE PROPERTIES TRUST
             (Exact Name of Registrant as Specified in Its Charter)


                  Maryland          `            13-3717318
        (State or Other Jurisdiction           (I.R.S. Employer
            of Incorporation or             Identification Number)
               Organization)

                              355 Lexington Avenue
                               New York, NY 10017
                                 (212) 692-7260
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

            T. Wilson Eglin                           With copies to:
  President and Chief Operating Officer            Barry A. Brooks, Esq.
  Lexington Corporate Properties Trust            Mark Schonberger, Esq.
          355 Lexington Avenue             Paul, Hastings, Janofsky & Walker LLP
           New York, NY 10017                      75 East 55th Street
             (212) 692-7260                      New York, New York 10022
 (Name, Address, Including Zip Code, and              (212) 318-6000
  Telephone Number, Including Area Code,
          of Agent For Service)

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.
                                ---------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
                                ---------------

                                   CALCULATION OF REGISTRATION FEE
====================================================================================================
                                                                         Proposed
                                                          Proposed        Maximum
        Title of each class of                            Maximum        Aggregate       Amount of
              securities                Amount to Be   Offering Price     Offering     Registration
           to be registered              Registered     Per Unit (1)     Price (1)        Fee (1)
====================================================================================================
Common shares of beneficial interest,   17,901 shares      $15.97       $285,878.97     $26.30 (2)
    par value $.0001 per share........
====================================================================================================
 (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low reported sales prices for the registrant's common shares of beneficial interest, as reported on the New York Stock
     Exchange on December 27, 2002, which was within five business days prior to the filing of this registration statement.

 (2) The registration fee under this registration statement has been previously paid in connection with the filing of the original registration statement on December 31, 2002.

                                ---------------
The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The estimated expenses in connection with the offering are as follows:

        Securities and Exchange Commission
          registration fee................................ $     26.30
        Accounting fees and expenses......................    5,000.00
        Legal fees and expenses...........................   10,000.00
        Miscellaneous.....................................    1,000.00
                                                          -------------
               TOTAL...................................... $ 16,026.30
                                                          =============


ITEM 15.       INDEMNIFICATION OF TRUSTEES AND OFFICERS.

        Our trustees and officers are and will be indemnified against certain liabilities under Maryland law, and under our Declaration of Trust. Our Declaration of Trust requires us to indemnify our trustees and officers to the fullest extent permitted from time to time by the laws of Maryland. Our Declaration of Trust also provides that, to the fullest extent permitted under Maryland law, our trustees and officers will not be liable to us or our shareholders for money damages.

        Section 2-418 of the Maryland General Corporation Law of generally permits indemnification of any trustee made a party to any proceedings by reason of service as a trustee unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or
(ii) such person actually received an improper personal benefit in money property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the trustee in connection with the proceeding; but, if the proceeding is one by or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the trustee has been adjudged to be liable to the corporation, or if the proceeding is one charging improper personal benefit to the trustee, whether or not involving action in the trustee's official capacity, indemnification of the trustee is not permitted if the trustee was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or any entry of an order of probation prior to judgment, creates a rebuttable presumption that the trustee did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the trustee failed to meet the requisite standard of conduct for permitted indemnification.

        The foregoing reference is necessarily subject to the complete text of our Declaration of Trust and the statute referred to above and is qualified in its entirety by reference thereto.

        We have also entered into indemnification agreements with certain officers and trustees for the purpose of indemnifying such persons from certain claims and action in their capacities as such.

ITEM 16.       EXHIBITS.

EXHIBIT NO.    EXHIBIT

3.1 Declaration of Trust of the Company, dated December 31, 1997 (filed as Exhibit 3.1 to the Company's Current Report on Form
               8-K filed January 16, 1998) *
3.2 By-Laws of the Company (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K") *
3.3 Articles of Amendment of Declaration of Trust of the Company (filed as Exhibit 3.3 to the Company's Registration Statement on Form S-4 (File No. 333-70790)) *
4.1            Specimen of Common Shares Certificate of the Company (filed as
               Exhibit 3.2 to the 1997 10-K) *
5.1 Opinion of Piper Rudnick LLP (filed as Exhibit 5.1 to the Company's Registration Statement filed on Form S-3 (File No. 333-102307)) *
5.2            Opinion of Paul, Hastings, Janofsky & Walker, LLP +
23.1           Consent of Piper Rudnick LLP *
23.2 Consent of Paul, Hastings, Janofsky & Walker, LLP (included as part of Exhibit 5.1 to the Company's Registration Statement filed on Form S-3 (File No. 333-102307)) *
23.3 Consent of KPMG LLP * (filed as Exhibit 23.2 to the Company's Registration Statement filed on Form S-3 (File No. 333-102307)) *
24 Power of Attorney (included on signature page filed with the Company's Registration Statement filed on Form S-3 (File No. 333-102307)) *

_______________
*       Incorporated by reference
+       Filed herewith

ITEM 17.       UNDERTAKINGS.

(a)     The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
        Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2003.

                                  LEXINGTON CORPORATE PROPERTIES TRUST

                                  By:     /s/ T. Wilson Eglin
                                          --------------------------------------
                                          T. Wilson Eglin
                                          Chief Executive Officer, President and
                                          Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

---------------------------------- ------------------------------- ------------------------------

            Signature                         Capacity                         Date
---------------------------------- ------------------------------- ------------------------------
                *                   Chairman of the Board and            January 24, 2003
---------------------------------   Trustee
E. Robert Roskind
---------------------------------- ------------------------------- ------------------------------
                *                   Vice Chairman of the Board,
---------------------------------   Chief Investment Officer and         January 24, 2003
Richard J. Rouse                    Trustee
---------------------------------- ------------------------------- ------------------------------
                *                   Chief Executive Officer,
---------------------------------   President, Chief Operating           January 24, 2003
T. Wilson Eglin                     Officer and Trustee
                                    (Principal Executive Officer)
---------------------------------- ------------------------------- ------------------------------
                *
---------------------------------   Chief Financial Officer,             January 24, 2003
Patrick Carroll                     Treasurer and Vice President
---------------------------------- ------------------------------- ------------------------------
                *                   Vice President, Chief
---------------------------------   Accounting Officer and               January 24, 2003
Paul R. Wood                        Secretary
---------------------------------- ------------------------------- ------------------------------
                *
---------------------------------   Trustee                              January 24, 2003
Geoffrey Dohrmann
---------------------------------- ------------------------------- ------------------------------
                *
---------------------------------   Trustee                              January 24, 2003
Carl D. Glickman
---------------------------------- ------------------------------- ------------------------------
                *
---------------------------------   Trustee                              January 24, 2003
Jack A. Shaffer
---------------------------------- ------------------------------- ------------------------------
                *                                                        January 24, 2003
---------------------------------   Trustee
Seth M. Zachary
---------------------------------- ------------------------------- ------------------------------


*By:  /s/ T. Wilson Eglin
    -----------------------------
      T. Wilson Eglin
      Attorney-in-fact


                                  EXHIBIT INDEX

 EXHIBIT NO.   EXHIBIT

 3.1 Declaration of Trust of the Company, dated December 31, 1997 (filed as Exhibit 3.1 to the Company's Current Report on Form
               8-K filed January 16, 1998) *
 3.2 By-Laws of the Company (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K") *
 3.3 Articles of Amendment of Declaration of Trust of the Company (filed as Exhibit 3.3 to the Company's Registration Statement on Form S-4 (File No. 333-70790)) *
 4.1           Specimen of Common Shares Certificate of the Company (filed as
               Exhibit 3.2 to the 1997 10-K) *
 5.1 Opinion of Piper Rudnick LLP (filed as Exhibit 5.1 to the Company's Registration Statement filed on Form S-3 (File No. 333-102307)) *
 5.2           Opinion of Paul, Hastings, Janofsky & Walker, LLP +
 23.1          Consent of Piper Rudnick LLP *
 23.2 Consent of Paul, Hastings, Janofsky & Walker, LLP (included as part of Exhibit 5.1 to the Company's Registration Statement filed on Form S-3 (File No. 333-102307)) *
 23.3 Consent of KPMG LLP * (filed as Exhibit 23.2 to the Company's Registration Statement filed on Form S-3 (File No. 333-102307)) *
 24 Power of Attorney (included on signature page filed with the Company's Registration Statement filed on Form S-3 (File No. 333-102307)) *
________________
*       Incorporated by reference
+       Filed herewith